                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the inclusion as an exhibit to that Registration Statement on Form 10 (the "Registration Statement") of Pinnacle Oil International, Inc. (the "Company"), to be filed by the Company with the United States Securities and Exchange Commission on or about April 14, 1998, of our Report of Independent Auditors dated March 13, 1998 (the "Report"), relating to the Consolidated Balance Sheets of the Company and its subsidiaries as of December 31, 1997, and the related Consolidated Statements of Loss, Consolidated Statements of Shareholders' Equity (Deficit), and Consolidated Statements of Cash Flow of the Company and its subsidiaries for each of the year ended December 31, 1997, and the notes to the Consolidated Financial Statements, and further consent to the references in the Registration Statement to our Report.

                                          /s/ Deloitte & Touche

CHARTERED ACCOUNTANTS
Vancouver, Canada
April 3, 1998